Exhibit 99.1

July 20, 2026
NeoGenomics Announces Settlement of Voluntary Disclosure to OIG-HHS
FORT MYERS, Fla.--(BUSINESS WIRE)-- NeoGenomics, Inc. (the “Company”) (NASDAQ: NEO), a leading provider of oncology diagnostic solutions that enable precision medicine, today announced that it has finalized a civil settlement with the Department of Justice (“DOJ”) on behalf of the Office of Inspector General of the U.S. Department of Health and Human Services (“OIG”) resolving an investigation concerning consulting services provided by the Company to certain health care providers for laboratory testing services as part of its Laboratory Collaboration Initiative program. The Company self-disclosed the matter to the OIG in November 2021. As the DOJ acknowledged in the settlement agreement, the Company cooperated with the government’s investigation into the matter.
The Company has agreed to pay $9,813,260 plus interest at a rate of 4.250% per annum from January 16, 2026 to the United States o resolve the matter. The Company previously disclosed in its SEC filings that it had accrued a reserve of $11.2 million to cover potential damages and liabilities associated with the investigation.
Tony Zook, Chief Executive Officer, commented, “We are pleased to resolve this legacy matter. The resolution of this voluntary disclosure will allow the Company to continue moving forward with its vision and commitment to advancing personalized cancer care.”
The Settlement Agreement is neither an admission of liability by the Company nor a concession by the United States that its claims are not well founded.
About NeoGenomics
NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, serving oncologists, pathologists, hospital systems, academic centers, and pharmaceutical firms with innovative diagnostic and predictive testing to help them diagnose and treat cancer. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the US and a CAP-accredited full-service sample-processing laboratory in Cambridge, United Kingdom.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. Each forward-looking statement contained in this press release, including statements regarding the expected impact of the settlement, is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Applicable risks and uncertainties include, among others, the risks identified under the heading "Risk Factors" contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission.

Exhibit 99.1
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov and in the “Investors” section of our website at ir.neogenomics.com, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Media Contact
Andrea Sampson asampson@sampsonprgroup.com

Investor Contact
InvestorRelations@neogenomics.com